Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated April 16, 2020, of CloudCommerce, Inc. relating to the audit of the financial statements for the period ending December 31, 2019 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

February 12, 2021